Exhibit 10.1

[___], 2018

[_______]

[_______]

[_______]

Re:	CityBase, Inc.

Ladies and Gentlemen:

This letter is written in connection with the investment by [_______], a [_______] (the “Investor”) in CityBase, Inc., a Delaware corporation (the “Company”). It is currently contemplated that GTY Technology Holdings, Inc., a Cayman Islands exempted company (“GTY”), will enter into a transaction with the Company pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, GTY, and certain other parties thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the draft of the Merger Agreement previously provided to the Investor. Reference is hereby made to that certain Subscription Agreement (the “Series C Subscription Agreement”) dated August [___], 2018 by and between the Investor and the Company, pursuant to which the Investor is subscribing for shares of Series C Preferred Stock of the Company.

1.       Earnout Payment. Subject to the Investor fulfilling its obligations pursuant to the Series C Subscription Agreement in full and the Investor’s compliance with its obligations thereunder, promptly after the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), GTY shall deliver to the Investor an amount of cash equal to its pro rata portion (based on the Investor’s ownership of the fully diluted equity of the Company) of the earnout amount contemplated by the Merger Agreement (the “Earnout Payment”) by wire transfer of immediately available funds to an account designated in writing by the Investor. For the avoidance of doubt, the Earnout Payment is not required to be made unless and until the Closing occurs.

2.       Purchase Option. Upon receipt of the Earnout Payment, the Investor will have the right, but not the obligation, to purchase the number of shares of GTY Common Stock (the “GTY Shares”) equal to the Earnout Payment divided by Ten Dollars ($10.00). The Investor may exercise its right to purchase the GTY Shares by providing written notice to GTY within forty-eight (48) hours after receving the Earnout Payment, which notice shall (i) specify the number of GTY Shares to be issued to the Investor, (ii) the name in which such GTY Shares will be registered and (iii) confirmation that the Investor makes the representations set forth in Section 5 below as of the date of such notice. Upon receipt of such notice, GTY agrees to issue to the Investor the GTY Shares in the name of the Investor specified on the notice.

3.       Registration Rights. Investor shall be entitled to the registration rights set forth on Exhibit C to the Merger Agreement with respect to any GTY Shares issued pursuant to paragraph 2 of this letter; provided that, notwithstanding the first sentence of paragraph 1 of Exhibit C to the Merger Agreement, GTY shall use commercially reasonable efforts to file a registration statement with the SEC covering the resale of the GTY Shares within seven (7) days after the Closing.

4.       Earnout Waiver. For and in consideration of GTY entering into this letter agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor, for itself and the affiliates it has the authority to bind, hereby agrees it shall not at any time following the delivery of the Earnout Payment have any right, title, interest or claim of any kind in or to the earnout amount contemplated by the Merger Agreement (or distributions with respect thereto), and hereby irrevocably waives any claims it has or may have at any time with respect to such earnout amount (or distributions with respect thereto) as a result of, or arising out of, any discussions, contracts or agreements (including this letter agreement and the Merger Agreement) among GTY or the Company and will not seek recourse against GTY, the Company or any of their respective affiliates, agents or representatives with respect to such earnout amount.

5.       Investor Representations and Warranties. To induce GTY to enter into this letter agreement, the Investor hereby represents and warrants to, and agrees with, GTY as follows:

(a)       The Investor is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Investor will acquire the Shares for its own account solely for investment purposes and not for the account of others or with a view to the distribution or resale of such Shares or any interests therein.

(b)       The Investor has received and carefully read and understands this letter agreement. The Investor has been furnished with all other materials relating to GTY and the offering of the GTY Shares (the “Offering”), if any, which have been requested by the Investor. Furthermore, the Investor has been afforded an opportunity to ask questions of, and receive answers from, GTY in connection with the Offering.

(c)       The Investor acknowledges that: (i) the offer and sale of the GTY Shares has not been and will not be registered under the Securities Act, or the securities laws of any U.S. state or non-U.S. jurisdiction, and that the offer and sale of the GTY Shares is being made in reliance upon federal and state exemptions for transactions not involving a public offering; and (ii) the GTY Shares may not be resold or transferred except as permitted by the Securities Act and any applicable U.S. state or non-U.S. securities laws, pursuant to registration or exemption therefrom.

(d)       The Investor understands that neither the U.S. Securities and Exchange Commission nor any other federal, state or non-U.S. agency has recommended, approved or endorsed the purchase of the GTY Shares as an investment or passed on the accuracy or adequacy of the information set forth in this letter agreement or any other documents used in connection with the Offering. The Investor has relied on its own examination of GTY and the terms of the Offering, including the merits and risks involved, and has reviewed the merits and risks of the purchase of the GTY Shares with tax, legal and investment counsel to the extent deemed advisable by the Investor.

(e)       The Investor has obtained, in the judgment of the Investor, sufficient information to evaluate the merits and risks of an investment in GTY. The Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such investment and to make an informed investment decision with respect thereto. The Investor has not relied and will not rely upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, GTY or any of its directors, officers, employees, agents, affiliates or representatives.

(f)       The Investor understands that the purchase of the GTY Shares represents a highly speculative investment, which involves a high degree of risk of loss. The Investor cannot expect to be able to liquidate any investment in GTY in the case of an emergency, or perhaps at all. The Investor has adequate means to provide for the Investor’s current cash needs and possible contingencies, and its financial condition is such that it can afford to bear all risks associated with the purchase of the GTY Shares. The Investor has the financial capacity to hold the GTY Shares for an indefinite period of time and can afford to suffer the complete loss thereof.

(g)       The Investor confirms that the GTY Shares were not offered to the Investor by any means of general solicitation or general advertising. The Investor, either directly or indirectly through its beneficial owners, has a pre-existing business relationship with GTY.

(h)       The Investor has all requisite authority (and in the case of an individual, the capacity) to enter into this letter agreement and to perform all the obligations required to be performed by the Investor hereunder. The execution and delivery of this letter agreement by the Investor, the consummation of the transactions contemplated hereby, and the performance of the Investor’s obligations under this letter agreement do not and will not conflict with, or result in any violation of or default under, any provision of any articles or certificate of incorporation or formation, charter, bylaws, limited liability company agreement, operating agreement, partnership agreement or other governing instrument applicable to the Investor, or any agreement or other instrument to which the Investor is a party or by which the Investor or any of its properties are bound, or any U.S. or non-U.S. permit, franchise, judgment, injunction, decree, statute, order, rule or regulation applicable to the Investor or the Investor’s business or properties.

(i)       The Investor acknowledges that GTY is under no obligation to enter into a transaction with Company, whether on the terms set forth in the Merger Agreement or described to the Investor or otherwise. GTY may abandon such transaction at any time or change the terms of such transaction at any time without notice to the Investor or any liability to the Investor. In addition, the Investor acknowledges that if the Merger Agreement is executed, it will be subject to significant conditions to the Closing and, if those conditions are not satisfied, the Closing may not occur and, if the Closing does not occur, the Earnout Payment will not be made. The Investor’s obligations in the Series C Subscription Agreement are not subject to any transaction between GTY and the Company.

6.       GTY Representations and Warranties. GTY has all requisite authority to enter into this letter agreement and to perform all the obligations required to be performed by GTY hereunder. The execution and delivery of this letter agreement by GTY, the consummation of the transactions contemplated hereby, and the performance of GTY’s obligations under this letter agreement do not and will not conflict with, or result in any violation of or default under, any provision of its amended and restated memorandum and articles of incorporation, or any agreement or other instrument to which GTY is a party or by which GTY or any of its properties are bound, or any U.S. or non-U.S. permit, franchise, judgment, injunction, decree, statute, order, rule or regulation applicable to GTY or its business or properties.

7.       Trust Account Waiver. Investor hereby acknowledges that GTY has established a segregated trust account (the “Trust Account”) for the benefit of its public shareholders, which holds proceeds of its initial public offering. For and in consideration of GTY entering into discussions with Investor relating to this letter agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, for itself and the affiliates it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to GTY’s public shareholders), and hereby waives any claims it has or may have at any time against or with respect to the Trust Account (or distributions therefrom to GTY’s public shareholders) as a result of, or arising out of, any discussions, contracts or agreements (including this letter agreement) among GTY, the Company and the Investor and will not seek recourse against the Trust Account (or distributions therefrom to GTY’s public shareholders) for any reason whatsoever.

8.       Amendment and Waiver; Termination. This letter agreement may be amended and the observance of any provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the mutual written consent of each of the parties hereto. This letter agreement shall terminate upon the date that the Investor no longer holds an interest in the Company. This letter agreement shall be binding upon GTY’s and the Investor’s successors and permitted assignees. This letter agreement may not be assigned by either party without the prior written consent of the other party; provided that GTY shall be permitted to assign this letter agreement to any of its affiliates.

9.       Governing Law. This letter agreement shall be governed by and construed under the laws of the State of Delaware.

10.       Binding Agreement. This letter agreement constitutes a valid and binding agreement of the parties hereto, enforceable against each party in accordance with applicable law. To the extent of any conflict between the Merger Agreement and this letter agreement, the terms of this letter agreement shall control. Nothing in this letter agreement shall affect any of the Investor’s obligations under the Series C Subscription Agreement.

11.       Counterparts. This letter agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

[signature page follows]

Please confirm that the above correctly reflects our understanding and agreement with respect to the foregoing matters by signing the enclosed copy of this letter agreement and returning such copy to GTY.

Very truly yours,

GTY Technology Holdings, Inc.

By:
Name:
Title:

Agreed and Accepted:

[_______]

By:
Name:
Title: